UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Somaxon Pharmaceuticals, Inc. hosted a conference call on December 18, 2006 at 9:00 a.m. Eastern time to discuss the results from the last of its four Phase 3 clinical trials for its lead product candidate, SILENOR™ (doxepin hydrochloride) for the treatment of insomnia. The trial was a randomized, double-blind, placebo-controlled, multi-center, parallel group trial designed to assess the efficacy and safety of 1mg and 3 mg of SILENOR™ in elderly patients with primary insomnia. The conference call transcript is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     A telephonic replay of the conference call will be available for approximately one week following the conclusion of the call by dialing (800) 405-2236 (domestic) or (303) 590-3000 (international), and entering passcode 11079304#. The call will be archived and accessible at www.somaxon.com and www.opencompany.info for approximately one year.
     The information in this Current Report on Form 8-K, including the transcript attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
     By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     Somaxon cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the results which may be observed in the pending preclinical studies for SILENOR™; the potential for SILENOR™ to receive regulatory approval for one or more indications on a timely basis or at all; the potential for the FDA to require additional preclinical work or other clinical requirements to support an NDA submission for SILENOR™ or to be completed after regulatory approval; the timing of any NDA submission; unexpected findings with respect to SILENOR™ that could delay or prevent regulatory filings, approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing or marketing of and obtaining regulatory approval for SILENOR™; the scope and validity of patent protection for SILENOR™; the market potential for insomnia, and Somaxon’s ability to compete; Somaxon’s ability to attract and retain key personnel; and other risks detailed in Somaxon’s prior press releases as well as in periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Exchange Act.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Conference Call Transcript, dated December 18, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: December 20, 2006

	By:	/s/ Kenneth M. Cohen

	Name:	Kenneth M. Cohen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Conference Call Transcript, dated December 18, 2006